UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2017

PROBILITY MEDIA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55074	33-1221758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1517 San Jacinto Street
Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 780-0806

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company.  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

First Closing of Amortizable Promissory Note and Warrant Private Placement

On November 3, 2017, pursuant to a Securities Purchase Agreement, dated as of November 3, 2017, with several institutional accredited investors, we completed a private placement of our original issue discount amortizable promissory notes (referred to as the notes) in the aggregate principal amount of $3,383,325. The investors funded net proceeds of $1,400,000 at the first closing of the private placement on November 6, 2017, and agreed to fund the remaining net proceeds of $1,500,000 at a second closing to occur 45 to 90 days after the first closing, subject to the satisfaction of certain closing conditions including the execution of definitive documents to effect the consummation of a contemplated acquisition transaction. Each note was issued at a price equal to 85% of its principal amount, or $3,000,000 in aggregate purchase price. The notes mature on July 3, 2019 (18 months after the date of their issuance) and do not bear regularly scheduled interest.

Beginning on February 4, 2018 (90 days after the issuance date), we are required to make monthly amortization payments, consisting of 1/18th of the outstanding aggregate principal amount, until the notes are no longer outstanding. The investors may elect to receive each monthly payment in cash, or in shares of our common stock (in-kind) if certain equity conditions are satisfied. The equity conditions require that our total trading volume in common stock over the 30 days prior to a monthly payment be equal to or greater than ten times the amount of shares derived in the in-kind payment price of the monthly payment. If the equity conditions are satisfied, and the investor elects to receive a monthly payment in common stock, then the shares of common stock to be delivered will be calculated as the amount of the monthly payment divided by the in-kind payment price. The in-kind payment price will be equal to 75% of the lowest three trade prices of the common stock during the 20 trading days immediately preceding the monthly payment date. If an event of default under the notes is in effect, the investors have the right to receive common stock at 65% of the lowest trade price of the common stock during the 20 trading days immediately preceding the monthly payment date.

The notes are not redeemable or subject to voluntary prepayment by us prior to maturity without the consent of the note holders. The notes are identical for all of the investors except for principal amount.

The investors agreed not to convert their notes or exercise their warrants to the extent such conversion, exercise or issuance would result in beneficial ownership of more than 4.99% of our outstanding shares at such time.

Events of default under the notes include:

•	failure to pay principal or any liquidated damages on any note when due;

•	failure to perform other covenants under the note that is not cured five trading days after notice by holders;

•	default under the other financing documents, subject to any grace or cure period provided in the applicable agreement, document or instrument;

•	certain events of bankruptcy or insolvency of our company or any significant subsidiary;

•	any default by our company or any subsidiary under any instrument in excess of $100,000 that results in such obligation becoming due and payable prior to maturity;

•	we become party to a change of control transaction, or dispose of greater than 50% of our assets;

•	failure to deliver common stock certificates to a holder prior to the third trading day after a note in-kind payment date; and

•	failure to consummate our contemplated acquisition transaction by the 120th day following the issuance date of the notes.

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Upon an event of default, the outstanding principal amount of the notes, plus any late fees, shall become immediately due and payable to the holders of the notes. We are also required upon our default under the notes to enter into a lock-box agreement with the investors pursuant to which we must wire a portion of our gross revenues on a monthly basis into a bank account designated by the lead investor to direct the satisfaction of our obligations under the notes as our agent and on behalf of all note holders.

As part of the private placement, under the Securities Purchase Agreement, we covenanted not to:

•	(a) issue or sell any rights, warrants or options convertible into or exchangeable or exercisable for common stock at a price which varies with the market price of our common stock, (b) effect any sale, lease, license agreement, transfer or other disposition of all or substantially all of our assets, (c) effect any reclassification, reorganization or recapitalization of our common stock, or (d) complete any merger, business combination or consolidation with or of another person which would trigger a requirement for us to file with the SEC historical audited financial statements of such person unless management is reasonably certain that such person’s financial statements can be audited by a qualified accounting firm within 60 days following completion of such transaction, until such time when no investor beneficially owns more than 10% of our notes issued in the private placement;

•	(a) enter into any agreement creating indebtedness for borrowed money, either individually or in aggregate with other such agreements, with obligations greater than $100,000, or (b) enter into any equipment lease, agreement evidencing purchase money security interests or other similar transaction, individually or in aggregate with other such agreements, with obligations greater than $250,000, for a period of one year after the issuance date of the notes without the consent of a majority in interest of the note holders; or

•	make any distributions of cash or property on equity while the notes remain outstanding without the consent of a majority in interest of the note holders.

The investors and their respective affiliates have agreed as part of the private placement that they will not engage in any short sales of or hedging transaction with respect to our common stock.

We also issued to the investors three-year common stock purchase warrants (referred to as the warrants) to purchase up to 3,759,192 shares of our common stock at an exercise price of $0.45 per share. The warrants may be exercised on a cashless basis at any time in the event the underlying shares have not been fully registered for resale with the SEC. The warrants are not callable. The warrants and the notes contain a provision for anti-dilution adjustments in the event of a subsequent equity financing at a price less than the respective warrant exercise price or in-kind payment price.

Additionally, we issued 241,935 shares of our common stock to the investors at the first closing as “commitment shares” in consideration for entering into the private placement.

We intend to use the net proceeds from the first closing of the private placement primarily for our working capital requirements, and the net proceeds from the second closing of the private placement primarily to fund the closing of our contemplated acquisition transaction.

The financing transaction was completed through a private placement to unaffiliated institutional accredited investors and was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

RK Equity LLC acted as the placement agent for the private placement. At the first closing, we paid a cash placement fee of $98,000 to RK Equity for acting in this capacity and issued a warrant to RK Equity to purchase 217,778 shares of the Company's common stock on the same terms given to the investors.

The securities offered in the private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This current report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

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The foregoing summary of each of the Securities Purchase Agreement, the notes and the warrants is qualified in its entirety to reference to the full text of each such document, a copy of each of which is attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and each of which is incorporated herein in its entirety by reference. We announced the private placement in a press release issued on November 13, 2017, a copy of which is attached as Exhibit 99.1 hereto and is incorporated in its entirety by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 under the heading “First Closing of Amortizable Promissory Note and Warrant Private Placement” of this current report on Form 8-K is incorporated herein by reference in its entirety.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth above in Item 1.01 under the heading “First Closing of Amortizable Promissory Note and Warrant Private Placement” of this current report on Form 8-K is incorporated herein by reference in its entirety.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No.	Description of Exhibit
10.1	Securities Purchase Agreement, dated as November 3, 2017, by and between Probility Media Corporation and the investors listed on the Schedule of Buyers thereto (the “Buyers”).

10.2	Form of Promissory Note issued November 3, 2017, by Probility Media Corporation to each of the Buyers.

10.3	Form of Common Stock Purchase Warrant issued November 3, 2017, by Probility Media Corporation to each of the Buyers.

99.1	Press Release issued November 13, 2017 by Probility Media Corporation announcing the private placement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROBILITY MEDIA CORPORATION

Date: November 13, 2017	By: /s/ Evan Levine
Evan Levine
Chief Executive Officer

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